UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 15, 2003

Honda Auto Receivables 2002-1 Owner Trust
(Exact name of registrant specified in its charter)

Delaware	333-71022	01-6172974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

American Honda Receivables Corp. 700 Van Ness Avenue Torrance, CA	90501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 781-6131

Item 5. Other Events

     On April 15, 2003, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of January 1, 2002 (the "Agreement"), between American Honda Receivable Corp., as Seller, American Honda Finance Corporation, as Servicer, Honda Auto Receivables 2002-1 Owner Trust, a Delaware business trust, as Issuer, U.S. Bank National Association., as Owner Trustee (the "Owner Trustee"), JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee") and U.S. Bank Trust National Association as Delaware Trustee (the "Delaware Trustee") were distributed to holders ("Noteholders") of notes representing undivided fractional interests in Honda Auto Receivables 2002-1 Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee for the benefit of the Noteholders and, as such, was distributed by the Indenture Trustee to the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 20 to this Current Report on Form 8-K.

Item 7 (c). Exhibits 20

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honda Auto Receivables 2002-1 Owner Trust
By: American Honda Finance Corporation, as Servicer

By: /s/ John I. Weisickle
John I. Weisickle
Vice President, Assistant Secretary